LEASE

       THIS LEASE, made this 6th day of September, 1997, by and between J. Greg Allen d/b/a J. Greg Allen & Associates
       ("Landlord")and HEARTLAND BANCSHARES, INC. ("Tenant").

                                WITNESSETH:

                                 ARTICLE I
                     LEASED PREMISES AND COMMON AREAS

     Section 1.01. Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord a portion of an integrated shopping center building (the "Leased
Premises") commonly known as 489 S. S.R. 135, located at the Northeast corner of State Road 135 and Library Boulevard, Greenwood, Indiana, on the real estate described in the attached Exhibit A, incorporated herein by reference (the "Shopping Center"). The portion of the Shopping Center hereby leased to Tenant is outlined in red and designated as bank space, on the attached Exhibit B, incorporated herein by reference (the approximately 3,800 square feet ("Gross Leasable Area")). Landlord shall be entitled to change or modify the Common Areas (as defined in Section 5.01 hereof) or other improvements and facilities of the Shopping Center provided that neither the Leased Premises nor the general character of the Shopping Center shall be changed.

     Section 1.02. Use of Common Areas. Landlord grants to Tenant, its agents, employees. invitees, licensees and concessionaires, the non-exclusive right during the Term to use the parking areas and ingress, egress and access roads and other facilities in the Common Areas as shall be made available by Landlord in its sole discretion. Tenant's use of the Common Areas shall be in common with others entitled to the use thereof and subject to the provisions of this Lease.

     Section 1.03. Roof and Walls. Landlord shall have the exclusive right to use all or any part of the roof and exterior walls of the leased Premises for any purposes; to erect additional stories or other structures over all or any part of the Leased Premises, and to install, maintain, use, repair and replace pipes, ducts, conduits, and wires leading through the Leased Premises provided Landlord does so in a manner reasonably calculated to minimize any interference with Tenant's use of the Leased Premises.


                                ARTICLE II
                                LEASE TERM

     Section 2.01. Term. The term of this Lease shall be for the period commencing on the "Commencement Date" (as hereinafter defined) and continuing for Ten (10) years from (i) the Rental Commencement Date, if such date is the first day of a calendar month, or (ii) the first day of the calendar month immediately following the Rental Commencement Date, if such date is not the first day of a calendar month ("Original Term"). The "Commencement Date" shall be the date the improvements to be constructed by Landlord as provided in Section 3.01 are substantially completed, but in no event earlier than sixty (60) days after the date the interior of the Leased Premises is enclosed and ready to be built out (the "Build-Out Date"). The "Rental Commencement Date" shall be the Commencement Date. As used in this Lease, the term "Lease Year" shall mean a calendar year, the first Lease Year commencing on the first day of January following the Rental Commencement Date, and each succeeding Lease Year commencing on the anniversary of the first Lease Year. A "Fractional Lease Year" is defined to mean the period of the Lease Term following the last full calendar Lease Year, whether the Lease expires by its terms or otherwise. The Original term and any renewal thereof are herein referred to as the "Leased Term".

     If Tenant is not in default hereunder, Tenant shall have the option to renew the term of this Lease for one (1) additional term of five (5) years each ("Option Period"). Such renewal shall, be upon the same terms and conditions contained in the Lease for the Original Term except for this provision giving the renewal option and subject to an adjustment of the Minimum Annual Rent (as hereinafter defined) as provided in Section 4.01 and herein. Such option shall be exercised by the occurrence of each of the following events: (i) Tenant's giving written notice to Landlord of its intention to renew the Term of this Lease no later than six (6) months prior to the expiration of the Lease Term, and (ii) Tenant's giving written notice to landlord of its acceptance of the Minimum Annual Rent as adjusted herein within one hundred twenty days (120) prior to the expiration of the Lease Term.

     Section 2.02. Holding Over. If Tenant holds over and remains in possession of the Leased Premises after the expiration of the Lease Term, such holding over and continued possession shall, if rent is paid by Tenant and accepted by Landlord, create a tenancy from month to month upon the terms (other than length of term) herein specified, which may at any time be terminated by either party upon thirty (30) days written notice given to the other party.

                                ARTICLE III
                        CONSTRUCTION OF IMPROVEMENT

     Section 3.01. Landlord's Obligation for External Structure. Landlord agrees that it will, at its own cost and expense, construct the Leased Premises in substantial accordance with the preliminary plans which have been submitted by Landlord to Tenant for the construction of the "shell" of the Leased Premises. Landlord shall provide Tenant with at least two weeks' written notice of the Build-Out Date on which Tenant may commence its interior work required under Section 3.02 hereof. Landlord shall also construct, at Tenant's cost, Tenant's full service drive up facility improvements. Notwithstanding anything herein to the contrary, Tenant shall pay for, and shall not receive any allowance from the Landlord with respect to, costs directly related to the construction of a drive up facility, night depository and ATM facilities, including canopy, curbing, striping, drive up lanes, electrical, mechanical and drive up hardware and variance costs with respect to the ATM facilities (Tenant acknowledging that the location of the ATM machine may have to be relocated if such variance is not granted): it is the intention of the parties that the Landlord pay costs of construction of the Leased Premises if the same was constructed without a drive up facility, and that the Tenant pay all excess costs caused by the construction of the drive up facility and ATM facilities.

    Section 3.02. Tenant's Obligations. Tenant shall undertake completion of the Leased Premises, at Tenant's sole cost and expense, except as provided herein, and by a contractor satisfactory to Landlord, in accordance with (1) the outline description set forth in the schedule entitled "Tenant's Work" and attached hereto as Exhibit D and (ii) the plans and specifications hereinafter referred to. Tenant agrees to submit to Landlord for its approval, within thirty (30) days from the date hereof, a bid price with complete plans and specifications from a third party contractor including engineering, mechanical and electrical work covering Tenant's Work as described in Exhibit D in such detail as Landlord may reasonably require and in compliance with all applicable statutes, ordinances, regulations and codes, such plans and specifications shall be paid for by the Tenant. If said plans and specifications are not so submitted within said thirty (30) days, or if Landlord shall determine that such plans and specifications are unacceptable and Tenant does not satisfactorily resolve the deficiencies within 15 days after notice from Landlord, Landlord may terminate this Lease. Unless extended by mutual agreement of the parties, Tenant shall complete Tenant's work in a good and workmanlike manner no later than sixty (60) days after the Build-Out Date.
In performing its work, Tenant shall not interfere with or delay work performed by Landlord. Landlord shall have the right of first refusal to perform the Tenant's Work by agreeing to do such work at the same or less bid price provided by Tenant's third party contractor, provided that Landlord may have additional charges for any increased specifications or scope of work made by Tenant. Landlord shall provide the Tenant with a Fifteen Dollar ($15.00) per square foot allowance to be paid by Landlord upon completion of Tenant's Work, after inspection of such work by Landlord and subject to completion of punchlist items as determined by Landlord (in the event that Tenant's third party contractor is used), and paid to the extent of the cost of such work and Tenant shall pay Landlord for such work upon completion.

    All of Tenant's trade fixtures and equipment installed in the Leased Premises may be removed by Tenant upon expiration of the term of this Lease, provided that (i) Tenant shall repair any damage to the Leased Premises or the Shopping Center caused by such removal, and (ii) all rents and other amounts then due and payable hereunder are paid in full. After expiration of the Lease Term, Landlord shall have the right to remove Tenant's leasehold improvements, trade fixtures and equipment and to have any damage from such removal repaired at Tenant's sole cost and expense. Tenant's obligation to pay such expenses to Landlord shall survive the expiration of the Lease Term.

    Within thirty (30) days after the date Tenant opens the Leased Premises for business, all costs and expenses of Tenant's Work shall have been paid by Tenant (subject to Landlord's reimbursement obligation), and Tenant shall have provided Landlord with copies of executed lien waivers from all contractors and suppliers furnishing labor or materials toward the completion of Tenant's Work, provided, however, that Tenant shall have the right to dispute any such costs and expenses beyond the thirty (30) day period if Tenant furnishes Landlord or any other entity designated by Landlord with a bond or other assurances reasonably acceptable to Landlord that such costs and expenses as finally determined will be paid by Tenant.

     Section 3.O. Period Prior to Commencement Date. Except for Landlord's gross negligence or willful misconduct, Landlord shall have no responsibility or liability whatsoever for any loss or damage to any of Tenant's leasehold improvements, fixtures, equipment or merchandise installed or left in the Leased Premises prior to the Commencement Date. Tenant's entry upon and occupancy of the Leased Premises prior to the Commencement Date shall be governed by and subject to the provisions, covenants and conditions of this Lease with respect to insurance, indemnity, remedies and mechanic's liens.

                                ARTICLE IV
                                   RENT

     Section 4.01. Minimum Rent. Tenant shall pay to Landlord as minimum rent for the Leased Premises the following sums per year
("Minimum Annual Rent") in equal monthly installments ("Minimum
Monthly Rent"):

      Period Following Rental     Minimum Annual              Minimum Monthly
         Commencement Date            Rent                          Rent
      Year 1                 $60,420                          $5,035.00
      Year 2                 $60,420                          $5,035.00
      Year 3                 $60,420                          $5,035.00
      Year 4                 $62,320                          $5,193.33
      Year 5                 $64,220                          $5,351.66
      Year 6                 $66,120                          $5,510.00
      Year 7                 $68,020                          $5,668.33
      Year 8                 $69,920                          $5,826.66
      Year 9                 $71,820                          $5,985.00
      Year 10                $73,720                          $6,143.33

The Minimum Monthly Rent shall be payable in advance commencing on the Rental Commencement Date and thereafter on the first day of each calendar month during the Lease Term, without relief from valuation or appraisement laws. If the Rental Commencement Date is not the first day of a calendar month, Tenant shall pay on the Rental Commencement Date a prorated portion of the Minimum Monthly Rent for the first partial calendar month of the Lease Term. Hereinafter, the term "Minimum Rent" shall refer to either Minimum Annual Rent or Minimum Monthly Rent, as appropriate.

     The Minimum Annual Rent for each Option Period shall commence at the amount of the Minimum Annual Rent for the immediately preceding Lease Year set forth in this Section 4.01, plus $1,900 ($ .50 per square foot), and shall continue to be increased at the rate of $1,900 per year. The Minimum Monthly Rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Option Period and shall be paid at the same time and in the same manner as provided in the Lease.

     Section 4.02. Reimbursement of Expenses, etc. In addition to the payment of Minimum Rent as provided in this Article IV, Tenant shall pay to Landlord all other sums of money and charges required to be paid by Tenant to Landlord under this Lease. If any such sum or charge is not paid at the time provided in this Lease, it shall nevertheless be collectible with the next installment of Minimum Rent, provided that nothing contained herein shall be deemed to suspend or delay the payment of such sum or charge or to limit any remedy of Landlord in respect to its nonpayment.

     Section 4.03. Place of Payments. All payments required to be paid and all statements or notices required to be rendered by Tenant or Landlord shall be delivered to the other party at its address set forth in Section 17.16 or to such other address as Landlord or Tenant shall specify in accordance with such Section.

     Section 4.04. Late Charges. In the event Tenant falls to pay within ten (10) days after the same is due and payable any installment of Minimum Annual Rent or any other sum or charge required to be paid by Tenant to Landlord under this Lease, Tenant shall pay a late charge of 10% of the unpaid amount. and such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of eighteen percent (18%) per annum until paid. In the event such delinquency service charge is due to Landlord, Tenant shall pay such charge to Landlord along with and in addition to the next monthly payment of Rental.

                                 ARTICLE V
                               COMMON AREAS

     Section 5.01. Definition. As used in this Lease, "Common Areas" are defined to mean all real estate shown in Exhibit A together with improvements and other facilities located thereon or appurtenant thereto designed for use in common by tenants of the Shopping Center and their agents, employees, servants, customers, invitees and licensees, with such facilities and improvements including parking areas, ingress and egress access roads, sanitary sewers and utility lines, walkways and sidewalks, landscaped and planted areas and related facilities.

     Section 5.02. Management of Common Areas. Landlord shall operate, manage, equip, light, heat, cool, repair, clean, maintain, and replace the Common Areas for their intended purposes in such manner as Landlord in its reasonable discretion shall determine, and the Common Areas shall at all times be subject to the exclusive control and management of Landlord. Landlord may at any time temporarily close all or any part of the Common Areas to make repairs or changes and to perform such other acts in or to the Common Areas as Landlord in its reasonable discretion shall deem appropriate. Except as otherwise provided herein if the amount or configuration of the Common Areas and any other facilities not within the Leased Premises are changed or diminished, Landlord shall not be subject to any liability; nor shall Tenant be entitled to any compensation or diminution or abatement of rent; nor shall such diminution of such areas be deemed constructive or actual eviction. Landlord covenants that Landlord shall maintain the Common Areas in a safe, clean and orderly manner, and in a good state of repair, and shall keep the Common Areas reasonably clear of snow and debris, and further, Landlord shall provide proper supervision of the Common Areas, as is necessary, and shall adequately illuminate the Common Areas during business hours.

    Section 5.03. Charges for Common Areas. Tenant shall pay to Landlord Tenant's proportionate share of all costs and expenses incurred by Landlord during the Lease Term in operating and maintaining the Common Areas ('Common Areas Costs') as provided in Article XIV. Subject to the limitations in Article XIV, the Common Areas Costs shall include, but not be limited to, costs and expenses paid or incurred for repairing, maintaining, and operating improvements in the Common Areas such as paving, curbs, walkways (including overhead walkways), storm and sanitary sewers and lighting facilities, trash collection, utilities, security, snow and ice removal, gardening and landscaping, striping of parking areas, reasonable depreciation or amortization of, or rents for, the improvement in or to the Common Areas and equipment used in operation of Common Areas, wages, workmen's compensation, unemployment taxes and Social Security taxes and a management fee equal to five percent (5%) of gross rents due for the Shopping Center.

    Section 5.04. Employee Parking. If Landlord so designates, Tenant and Tenant's employees shall park their cars only in those portions of the parking areas designated for that purpose by Landlord. Upon five (5) days prior written notice from Landlord, Tenant shall provide Landlord with the automobile license numbers of Tenant's employees.

                                ARTICLE VI
                                   TAXES

    Section 6.01. Taxes. Landlord will pay all Real Property Taxes (as hereinafter defined) which may be levied or assessed by any lawful authority against the land and improvements of the Shopping Center. Tenant agrees to reimburse Landlord for its proportionate share of such Real Property Taxes as provided in
Article XIV of this Lease. A tax bill submitted by Landlord to Tenant shall be sufficient evidence of the amount of taxes assessed or levied against the land and improvements of the Shopping Center. For purposes of this Article, the term "Real Property Taxes" shall include (i) the usual real property taxes;
(ii) any taxes which shall be levied in lieu of any such usual real property taxes; (iii) any special assessments levied upon the Shopping Center (except any payable in whole or in part during the first year after the Shopping Center is completed and assessed); and (iv) the expense of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested.

    Section 6.02. Substitute Tax. If due to a change in the method of taxation, a tax and/or assessment upon or against the rentals payable hereunder by Tenant to Landlord is imposed either by way of substitution for the Real Property Taxes levied or assessed against such land and such buildings, or in addition thereto, or an income or franchise tax in substitution for the Real Property Taxes levied against such land and buildings is imposed, such taxes and/or assessments shall be deemed to constitute a tax and/or assessment against such land and such buildings and shall be included in the term Real Property Taxes for the purpose of this Article VI.

       Section 6.03. Taxes on Tenant's Business and Property. Tenant shall pay and discharge when due all taxes and charges imposed upon the conduct of its business in the Leased Premises and all properly taxes imposed upon its fixtures, equipment, merchandise, and other personal property on the Leased Premises.

                                ARTICLE VII
                          USE OF LEASED PREMISES

       Section 7.01. Permissible Use. The Leased Premises shall be continuously occupied and used solely for the purpose of conducting the business of retail banking, of the same and for no other purpose without Landlord's prior written consent.

       Section 7.02. Opening for Business. Tenant shall proceed with due diligence to open for business on the Leased Premises within 30 days after the Rental Commencement Date, and shall thereafter continuously, actively, and diligently operate its business on the whole of the Leased Premises in a reputable manner, maintaining in the Leased Premises a full staff of employees during Regular Business Hours throughout the Lease Term unless prevented from so doing by fire, strikes, or other contingencies beyond Tenant's control. As used in this Lease, the term "Regular Business Hours" shall mean the dates and hours that Banks are customarily open for customer deposits and withdrawals.

       Section 7.03. Operation of Business. Tenant covenants and agrees that:

(a) Tenant shall not conduct any auction, fire sale, or bankruptcy sale on or about the Leased Premises without the prior written consent of Landlord.

(b) Tenant shall not vacate or abandon the Leased Premises, allow any waste, damage, floor overload or nuisance on the Leased Premises, or use or permit the use of the Leased
       Premises for any unlawful purpose;

(c) Tenant shall keep the Leased Premises in a careful, safe, clean, and proper manner and condition in accordance with all directions, rules, and regulations of the health, Fire, building, and other offices and governmental agencies having jurisdiction over the Leased Premises, and shall comply with all laws, ordinances, rules, regulations, orders, and decrees of any governmental entity or personnel now or hereafter affecting or relating to the Leased Premises or the use thereof.

(d) Tenant shall not display merchandise outside the Leased Premises nor in any manner obstruct the sidewalks or other areas adjacent to the Leased Premises nor burn or place outside the Leased Premises garbage, trash, merchandise containers, or other incidentals to Tenant's business;

(e) Tenant shall store all refuse in proper and fireproof containers in areas which may be designated by Landlord.

(f) Tenant shall not use, or permit the use of loud speakers, radios or other devices in a manner so as to be heard or seen outside the Leased Premises without the prior written consent of Landlord;

(g) Tenant shall load and unload all merchandise, supplies, fixtures, equipment, and furniture and cause the collection of rubbish only through such doors as may be designated by
       Landlord:

(h) Tenant shall not place or permit to be placed or maintained in or on any portion of the Shopping Center outside the Leased Premises, including, but not limited to, any exterior doors, walls, roof, or windows of the building constituting part of the Leased Premises, any sign, awning, or canopy or other advertising matter and shall not place or permit to be placed or maintained any decoration, lettering, or advertising maker on the glass or any window or door of the Leased Premises without Landlord's prior written approval, such approval being based on but not limited to the items set forth in the Shopping Center Sign Criteria set forth in the attached Exhibit "F" which is incorporated herein by reference (the "Sign Criteria"); and Tenant shall maintain any such approved signs, decorations, lettering, or advertising matter in good condition, appearance, and repair and in accordance with the Sign Criteria at all times;

(i) Tenant shall refer to the Shopping Center building by name in all advertising, stationery, and all other references to its business location; and Tenant shall include the address and identity of its business activity in the Leased Premises in all advertisements made by Tenant in which the address and identity of any other business activity of like character conducted by Tenant within the Indianapolis metropolitan area is mentioned;

       Tenant shall comply with all other reasonable rules and regulations established by Landlord from time to time with regard to the operation of the Shopping Center;

(k) Tenant shall not use the plumbing facilities for any purpose other than for which such facilities were constructed, and no foreign substance of any kind shall be placed therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant;

(l) Tenant shall not make, paint, drill, or in any way deface any walls, ceilings, partitions, floors, wood, stone, or ironwork, without the written consent of the Landlord;

(m) Tenant shall not unreasonably interfere with the use of the Common Areas by Landlord or others entitled to the use thereof;

(n) Tenant shall neither solicit business in the Common Areas nor distribute any handbills or other advertising matter in the Common Areas;

(o) Tenant shall use its best efforts to cause its agents, employees, customers, invitees, licensees, and concessionaires to comply with the covenants and agreements of this Section and with the reasonable rules and regulations from time to time established by Landlord for the benefit of the Shopping Center.

    Section 7.04. Hazardous Substances. Tenant shall place no underground storage tanks of any kind on the Leased Premises and shall not place or use tanks, drums or other containers of any kind on the Leased Premises, the contents of which are unknown to Landlord and Tenant shall not engage in any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous Substances in hazardous quantities and no Hazardous Substances in hazardous quantities shall be released on the Leased Premises by Tenant. The Term "Hazardous Substances" means any hazardous or toxic substance regulated by any federal, state or local statute or regulation, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Toxic Substance Control Act, or by any federal, state or local governmental agencies having jurisdiction over the control of any such substance including but not limited to the United States Environmental Protection Agency.

                               ARTICLE VIII
                      UTILITIES, HEATING, AND COOLING

    Section 8.01. Utilities. Utilities for the Leased Premises shall be installed, maintained, and paid for as follows:

(a) Landlord shall bring to the Leased Premises utilities as provided in Exhibit C attached hereto. Such installation shall be at Landlord's sole cost and expense and in accordance with Exhibit C. No later than five (5) days after the Commencement Date, Tenant shall have utilities connected by the applicable utility company and shall pay the usual and customary activation fees for such utilities which shall be separately metered to Tenant. Further, if Landlord determines that Tenant is a substantial user of any utilities which are not separately metered, Landlord may require Tenant to install submeters for such utilities at its sole cost and expense.

(b) Landlord shall maintain all utility conduits, piping, conductor, and the like which serve the Leased Premises and which are located off the Leased Premises. Tenant shall pay to Landlord Tenant's pro rata share of all costs and expenses, except for the cost of installation, paid or incurred by Landlord in maintaining such utilities off the Leased Premises. as provided in Article XIV of this Lease.

(c) Commencing on the Commencement Date, Tenant, at Tenant's sole cost and expense, shall maintain all utility conduits, piping, conductors, and the like located on the Leased Premises and shall pay for utilities as follows:

          (i) Utilities which are metered or submetered at Leased Premises shall be paid by Tenant on a usage basis as metered, and

          (ii) Utilities which are not metered or submetered at the Leased Premises shall be paid by the Tenant on a pro rata basis as specified in Article XIV of this Lease.

     Section 8.02. Discontinuance of Services. Landlord reserves and shall at all times have the right to cut off and discontinue, without notice to Tenant, water, electricity, heating and air conditioning, or other utilities and services whenever Tenant has failed to pay in accordance with the terms of this Lease any amounts due by Tenant for rental or otherwise. Landlord shall under no circumstances be liable to Tenant in damages or otherwise for any interruption in service of water, electricity, heating, air conditioning, or other utilities and services caused by an unavoidable delay, by the making of any necessary repairs or improvements, or by any cause beyond Landlord's reasonable control, or by discontinuance as provided in the preceding sentence of this Section.

                                ARTICLE IX
                        MAINTENANCE AND ALTERATIONS

     Section 9.01. Landlord's Obligations. Landlord shall keep in good repair the utility systems serving the Common Areas. Except as provided in Section 8.01(b), Landlord shall not be responsible for the maintenance, operation, or replacement of the heating and air conditioning systems within the Leased Premises, the maintenance, operation, and repair of which shall be the sole responsibility of Tenant; provided, however, that if such systems serve more than one tenant in the Shopping Center, Landlord shall cause such maintenance, operation, and repair to occur and shall bill each tenant served by such systems for their pro rata share of the costs, which shall be paid as provided in Section 4.02. Landlord shall also keep in good repair the foundation, structural parts, outer walls (except the interior faces thereof), downspouts, gutters, and roof of the building in which the Leased Premises are located. Landlord shall not, however, be responsible for making any such repairs occasioned by the willful or negligent act of Tenant, its agent, employee, contractor, servant, customers, invitee, licensee, assignee, lessee, or concessionaire, and Tenant shall promptly make any such repairs at its sole cost and expense. Landlord shall not be called upon to make any other improvements or repairs of any kind upon the Leased Premises.

     Section 9.02. Tenant's Obligations. Tenant shall not suffer or permit any injury to the Leased Premises and, except as provided in the foregoing Section 9.01, Tenant shall keep and maintain the Leased Premises and every part therein (including, but not limited to, the exterior and interior portions of all doors and other entrances; door checks and closers; security gates; windows, glass, signage, interior and exterior electrical, heating, ventilating, air conditioning, plumbing, sewage, and other mechanical and utility equipment and systems; fixtures; and interior walls, floors and floor coverings, and ceiling) in good order, condition, and repair. Without limiting the generality of the foregoing, Tenant shall conduct a program of preventative maintenance and repair of all electrical, heating, ventilating, air conducting, plumbing, sewage, and other mechanical and utility equipment and systems servicing the Leased Premises and shall be responsible for any and all maintenance, replacement, or repairs to such equipment and systems except as otherwise expressly provided in foregoing Section 9.01. Tenant shall replace any glass and windows and doors (including any frames, retaining members, and appurtenances thereto) in the Leased Premises which may be broken or damaged. Notwithstanding any provision herein to the contrary, Tenant shall not be responsible for making any repairs occasioned by any willful act or negligence of Landlord or its employees or agents, which repairs shall be made by Landlord at its sole cost and expense. Tenant shall immediately notify landlord of any damage, injury, or disrepair of any part of the Leased Premises known to Tenant.

    Section 9.03. Alterations and Additions. Tenant shall make no alterations or additions to any part of the Leased Premises without the prior written consent of Landlord except the leasehold improvements which Tenant is expressly entitled to make in accordance with Section 3.02 herein. All such alterations and additions to the Leased Premises shall be made in accordance with all applicable laws, and shall remain for the benefit of Landlord, provided, however, that Landlord may elect by written notice to Tenant to require that Tenant, at its expense, remove on or before fifteen (15) days after expiration or earlier termination of this Lease all or a portion of the alternations or additions made by Tenant and repair any damage to the Leased Premises caused by such removal. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

     Section 9.04. Mechanic's Liens. Tenant shall not suffer or give cause for the filing of any mechanic's lien against the Leased Premises. In the event any mechanic's lien is filed against the Leased Premises or any part thereof for work claimed to have been done for, or material claimed to have been furnished to the Tenant, Tenant shall cause such mechanic's lien to be discharged of record within forty (40) days after filing or, alternatively, Tenant shall furnish to Landlord (or any other entity designated by Landlord) within such forty (40) day period a bond or other assurances reasonably acceptable to Landlord that such claimed indebtedness as finally determined will be paid by Tenant. Tenant shall indemnify and save harmless Landlord from all costs, losses, expenses, and attorneys' fees in connection with any such mechanic's lien.

                                ARTICLE X
                   INDEMNIFICATION AND INSURANCE

     Section 10.01. Indemnification. Subject to Section 10.07, Tenant assumes all risks and responsibilities for accidents, injuries, or damages to persons or property (other than as provided in Section 10.02 with respect to damage by fire and casualty), and agrees to indemnify and hold harmless Landlord from any and all claims, liabilities, losses, costs, and expenses (including attorneys' fees), arising from or in connection with the condition, use or control by Tenant of the Leased Premises and any improvements thereon during the Lease Term other than from causes arising solely from Landlord's willful misconduct or gross negligence. Subject to Section 10.07, Landlord agrees to indemnify and hold Tenant harmless from any and all claims, liabilities, losses, costs and expenses (including attorneys' fees), arising from or in connection with the condition, use or control by the Landlord of the Common Area during the Lease Term other than from causes arising solely from Tenant's willful misconduct or gross negligence.

     Section 10.02. Insurance-Landlord. Landlord shall maintain public liability insurance against damage to persons and property in the Common Areas in amounts not less than Tenant is required to maintain pursuant to Section 10.04 and shall agree to hold the Tenant harmless for all liabilities covered by this insurance. Landlord shall carry during the Lease Term fire and extended coverage insurance on all buildings in the Shopping Center for at least their full insurable value. Tenant shall not be liable to Landlord for any damage by fire or other casualty with respect to the Leased Premises and the Shopping Center, no matter how caused, it being understood that Landlord will look solely to its insurers for reimbursement of any losses required to be insured against hereunder. Landlord shall also maintain business interruption insurance and/or loss of "rental value" insurance in such amounts as Landlord shall reasonably deem necessary. Tenant agrees to reimburse Landlord for its proportionate share of the Insurance Premiums for all such insurance, as provided in Article XIV.

     Section 10.03. Increase in Insurance Rates. If Tenant uses or permits the use of the Leased Premises or any part thereof in any manner so as to increase the cost of insurance to Landlord over and above the normal rates from time to time applicable to the Leased Premises for use for the purpose permitted under this Lease, Tenant shall pay to Landlord upon demand any such increase in the premiums for such insurance whether or not Landlord has consented to such use.

     Section 10.04. Insurance-Tenant. Tenant shall, during the Lease Term, keep in full force and effect policies of public liability insurance (with contractual liability endorsement covering the matters set forth in Section 10.01 above), in companies and in a form acceptable to Landlord with respect to the Leased Premises and the business operated by Tenant and/or any subtenants of Tenant in the Leased Premises, in which both Landlord and Tenant shall be named as parties covered thereby, and in which limits of liability for injury or death to any one person shall be in an amount of not less than One Million Dollars ($1,000,000.00), and for injury or death of more than one person in any one accident in an amount of not less than One Million Dollars ($1,000,000.00), and for damage to property in an amount of not less than Two Hundred Fifty Thousand Dollars ($250,000.00). Tenant shall, at its own expense, also keep in full force and effect policies of plate glass insurance, if plate glass is a part of Leased Premises, and fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance in any amount adequate to cover the cost or replacement of all alterations, changes, decorations, additions, fixtures, and other improvements in the Leased Premises in the event of a loss, in companies, and in form acceptable to Landlord. The insurance which Tenant agrees to carry in this Section shall insure the full insurable value of all such improvements installed in the Leased Premises, on a reproduction cost basis, whether the same have been paid for entirely or partially by Tenant. Landlord and other tenants and occupants shall not be liable for any damage by fire or other casualty with respect to such improvements, no matter how caused, it being understood that Tenant will look solely to its insurers for reimbursement. All insurance provided by Tenant as required in this Section 10.04 shall be carried in favor of Landlord and Tenant, as their respective interests may appear. Tenant shall upon request furnish Landlord with certificates of insurance, and all such insurance shall carry a provision providing that it will not be subject to cancellation, termination, or change except after at least ten (10) days prior written notice to Landlord. If Tenant fails to comply with the above requirements, Landlord may obtain such insurance and keep same in effect, and Tenant shall pay Landlord all premium costs thereof upon demand.

     Section 10.05. Waiver of Claims. Landlord and Tenant shall not be liable for, and each hereby waives all claims against the other for, any injuries, damages (including, but not limited to, consequential damages) or losses, of or to person, property, or otherwise, sustained by Landlord and Tenant, provided, however, that this shall not waive Landlord's or Tenant's claims for contract damages resulting from breach of this Lease or pursuant to their respective indemnifications of one another under Section
10.01 of this Article X.

     Section 10.06. Tenant's Property. All property of Tenant kept or stored in, upon, or about the Leased Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims, costs, or expenses, including attorney's fees arising out of damage thereof, except for causes arising solely from Landlord's willful misconduct or gross negligence.

     Section 10.07. Waiver of Subrogation. In addition to any other waiver herein, Landlord and Tenant each hereby waive any claim against the other for any loss resulting from any cause, including the negligence of the other, to the extent of the insurance proceeds available therefore. All insurance policies maintained by the Landlord or Tenant as provided in this Article X shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease or agreeing not to acquire any rights of recovery which the insured has expressly waived prior to loss. Each of the parties hereto agrees that if the provision waiving subrogation in any of such policies of insurance requires that notice of such waiver be served upon the insurer, such notice shall be promptly served by the party obtaining such insurance.

                                ARTICLE XI
                             FIRE AND CASUALTY

     If the Leased Premises become partially or totally destroyed by fire or other casualty insurable under full standard extended risk insurance, so as to become partially or totally untenantable, the same shall be repaired or replaced at the expense of Landlord. However, if more than fifty percent (50%) of the gross leasable area of the building in which the Leased Premises are located shall be destroyed or so damaged by fire or other casualty as to become wholly untenantable, then Landlord may rebuild or put the building in good condition and fit for occupancy within a reasonable time after such destruction or damage, or it may give notice in writing to Tenant terminating the Lease. Within sixty (60) days after such casualty, Landlord shall either give Tenant notice of its intention to repair or rebuild or shall give Tenant notice of its intention to terminate the Lease. Any proceeds from the fire and extended coverage insurance not utilized by Landlord in restoring the Leased Premises shall be and remain the sole property of Landlord.
Minimum Rent shall proportionately abate during the time that the Leased Premises or any part are unusable by reason of any such damage thereto.

                                ARTICLE XII
                              EMINENT DOMAIN

     In the event that all or a part of the Leased Premises is taken or condemned for public or quasi-public use under any statute or by the right of eminent domain, or that, in lieu thereof, all or a part of the Leased Premises is sold to a public or quasi-public body under threat of condemnation, and such taking, condemnation, or sale renders of the Leased Premises unsuitable for operation of the Tenant's business therein, this Lease shall terminate on the date possession of all or such part of the Leased Premises is transferred to the condemning authority. All rent shall be paid up to the date of transfer of possession to the condemning authority, and all compensation awarded or paid for taking or sale in lieu thereof shall belong to and be the sole property of Landlord, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Lease Term, provided, however, that Tenant shall be entitled to any award expressly made to Tenant for Tenant's interest in the Lease, loss of business, or depreciation to and cost of removal of stock and fixtures so long as such award shall not reduce the compensation paid or awarded to Landlord. In the event that only a portion of the Leased Premises is taken or condemned and such taking does not materially affect the business of Tenant, Tenant shall be entitled to a proportionate abatement of Minimum Rent but shall not be entitled to any award or payment made for such taking.

                               ARTICLE XIII
                           DEFAULT AND REMEDIES

     Section 13.01. Events of Default. Each of the following shall be deemed a default by Tenant:

(a) Tenant's failure to pay rent (including Minimum Rent and Additional Rent) as herein provided when due, and such failure continues for more than five (5) days:

(b) Tenant's failure to perform or observe any other terms, conditions, or covenants of this Lease to be performed or observed by Tenant as and when performance or observance is due, and such failure continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant;

(c) Any change or modification in the use of the Leased Premises as set forth in Section 7.01 or any substantial change in the quality or character of such use if such change adversely affects the Shopping Center, as solely determined by Landlord and such change or modification continues for a period of thirty (30) days after Landlord gives written notice thereof to Tenant;

(d) Tenant's vacation or abandonment of the Leased Premises or any failure to keep the Leased Premises open for business as provided in Section 7.02 (without limiting the meaning of the terms "vacation or abandonment", the transfer of a substantial part of the operations, business, and personnel of the Tenant to some other location shall be deemed to be a breach of this subsection, notwithstanding the fact that Tenant shall thereafter continue to pay the rent due under this Lease) and such vacation or abandonment continues for more than thirty
     (30) days after Landlord gives written notice thereof to Tenant;

(e) Tenant (i) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation, or to take advantage of any bankruptcy or insolvency law of any Jurisdiction, (ii) makes an assignment of custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or (v) takes action for the purpose of any of the foregoing;

(f) A court or governmental authority of competent jurisdiction, without consent by Tenant, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial power of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Tenant, or if any such petition is filed against Tenant and such petition is not dismissed within sixty (60) days;

(g) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) days;

(h)  Tenant assigns this Lease, except as otherwise permitted under
     Article XVII, Section 17.02 of this Lease. Without Landlord's prior written consent; or

(i) Dissolution or, if Tenant is a corporation. other termination of Tenant's corporate or bank charter.

     Section 13.02. Landlord's Rights Upon Tenant's Default. In the event of any defaulted in the foregoing Section 13.01 without any demand or notice, Landlord, in addition prove to any other rights or remedies at law or in equity, may:

(a)    elect to terminate this Lease;

(b) in the event that Tenant has failed to perform any of its covenants under this Lease other than a covenant to pay rent, perform the covenant or covenants of Tenant which are in default (entering upon the Leased Premises for such purpose, if necessary); and Landlord's performance of any such covenant shall neither subject Landlord to liability for any loss, inconvenience, or damage to Tenant nor be construed as a waiver of Tenant's default or of any other right or remedy of Landlord in respect of such default, or as waiver of any covenant, term, or condition of this Lease; or

(c) immediately re-enter upon the Leased Premises, remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the sole cost and for the account of Tenant, all without service of notice or resort to legal process, without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and without such re-entry being deemed to terminate this Lease.

     Section 13.03. Re-Letting. In the event Landlord re-enters upon the Leased Premises as provided in clause (c) or the foregoing
Section 13.02 or takes possession of the Leased Premises pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease, or from time to time without terminating this Lease, make alternations and repairs reasonably necessary for the purpose of re-letting the Leased Premises and re-let the Leased Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) at such rental and upon such other terms and conditions as Landlord in its reasonable discretion deems advisable. Upon each reletting, all rentals received from such re-letting shall be applied first to payment of costs of such alterations and repairs, second to the payment of rent and any other indebtedness due and unpaid hereunder; and the remainder, if any, shall be held by Landlord and applied in payment of future rent as it becomes due and payable hereunder. If the rentals received from such re-letting during any month are less than amounts to be paid hereunder by Tenant during that month, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No re-entry or taking of possessions by Landlord of the Leased Premises shall be construed as an election to terminate this Lease unless a written notice of termination is given to Tenant. Notwithstanding any re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for Tenant's previous default.

     Notwithstanding any other provisions contained in this Lease, in the event the depository institution then operating on the Leased Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is so terminated by the Receiver or Liquidator, the maximum claim of Landlord for rent, damages or indemnity for injury resulting from the termination, rejection or abandonment of the unexpired Lease shall by law in no event be in an amount equal to all accrued and unpaid rent to the date of termination.

     Section 13.04. Damages Upon Termination. In the event that Landlord at any time terminates this Lease for any default by Tenant, in addition to any other remedies Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including costs of recovering the Leased Premises, reasonable attorneys' fees, and the value at the time of such termination of the excess, if any, of the amount if rent and charges equivalent to rent reserved in this Lease for the remainder of the Leased Term over the then reasonable rental value of the Leased Premises for the remainder of the Lease Term. All such amounts shall be immediately due and payable by Tenant to Landlord. In determining the rent which would be payable by Tenant subsequent to default, the annual rental for each year of the unexpired portion of the Lease Term to the time of default, or during the preceding two (2) full calendar years, whichever period is shorter, shall be used; provided, however, that Tenant shall not be required to pay such average rent if it is required to pay twice the Minimum Rent pursuant to Section 7.02 hereof.

     Section 13.05. Indemnification Upon Default. In the event of any breach hereunder by either Landlord or Tenant, the other party may, after sixty (60) days' written notice to the defaulting party, cure such breach for the account and at the expense of the defaulting party. Any money spent or cost or expense incurred by either party in curing such a breach or default for the account of the other party shall be reimbursed to either Tenant or Landlord, as the case may be, by the defaulting party on the first day of the month following the payment of such money or the incurring of such costs and expenses. In the event that Landlord fails to reimburse Tenant for any such expenditure as and when provided herein, Tenant may deduct such amounts from the rental payment or payments thereafter due. Upon any default by Landlord or Tenant hereunder, the defaulting party shall be liable for and hereby agrees to apply any and all liabilities, losses, costs and expenses including attorneys' fees incurred by the non defaulting party as a result of such default and in exercising the non defaulting party's rights and remedies in connection with such default.

     Section 13.06. Remedies Cumulative. The remedies of Landlord and Tenant hereunder shall be cumulative, and no one of them shall be construed as exclusive or any other or of any remedy provided by law or in equity. The exercise of any one such right or remedy by the Landlord or Tenant shall not impair its standing to exercise any other such right or remedy.

                                ARTICLE XIV
                    TENANT'S PAYMENT OF PRO RATA SHARE

     Section 14.01. Tenant's Pro Rata Share. Tenant shall pay as additional rent to Landlord, in the manner provided in Section
14.02 herein, Tenant's pro rata share (as defined in Section 14.02 herein) of all charges, liabilities, costs, and expenses of every kind and nature paid or incurred (including appropriate reserves) by Landlord during the Lease Term for each Year or Fractional Lease Year which are attributable to or relate to the Shopping Center for the following:

     (a)   Common Areas Costs, as described in Section 5.03;

     (b)   Real Property Taxes, as described in Article VI;

     (c)   Utilities, as described in Section 8.01;

     (d)   Insurance Premiums, as described in Section 10.02; and

     (e) Maintenance and Repairs, as described in Section 9.01, except for repair and maintenance of the foundation, structural parts, outer walls and HVAC, plumbing and sewage systems outside of the Leased Premises which shall be at the expense of Landlord.

(items (a) through (e) hereinafter referred to in the aggregate as "Operating Costs").

     Notwithstanding any provision contained in this Article XIV, or in this Lease, to the contrary, Operating Costs shall not include the following, or the following shall be credits against or deductions from Operating Costs, as the case may be:

     (a)   depreciation on the Shopping Center or any Common Areas;

     (b)   costs of capital improvements, except those:

           (i) made to the Shopping Center by Landlord, after the Commencement Date of this Lease, that produce a net reduction in Operating Costs; or

           (ii) made to the Shopping Center by Landlord primarily to comply with any governmental law or regulation that was not in force at the Commencement Date,

     (c) costs of space planning, tenant improvements, marketing expenses, finders fees and real estate broker commissions;

     (d) any and all expenses for which Landlord is reimbursed (either by an insurer, condemnor or other person or entity), but only to the extent of such reimbursement, and any and all expenses for which Landlord is reimbursed by a tenant in the Shopping Center pursuant to a lease provision in such tenant's lease or as a result of any act, omission, default or negligence of a tenant or as the result of a breach by a tenant of the provision of such tenant's lease;

     (e)   executive salaries or compensation:

     (f) costs in connection with services or benefits of a type which are not provided to Tenant, but are provided to another tenant or occupant;

     (g) mark-ups on electricity and condenser cooler water for heat pumps in excess of Landlord's costs therefore;

     (h) Landlord's general overhead and administrative expenses not directly allocable to the operation of the Shopping Center other than the management fee permitted herein;

     (i) cost of repair or other work necessitated by the gross negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents;

     (j) gross revenues from charges, if any, made for the use of the parking areas and other Common Areas or common facilities of the Shopping Center;

     (k) costs of repairs to the Shopping Center, or any part thereof, resulting from defects in or inadequacy of the initial design or construction of same, or resulting from code violations or the payment of fines or citations in connection therewith;

     (l) costs of providing or performing improvements, work or repairs to or within any portion of the Shopping Center occupied by other tenants, or to be occupied by other tenants, or which is/are not part of the Common Areas;

     (m) any interest on any financing for the Shopping Center, or interest and penalties incurred as a result of Landlord's late payment of any bill;

     (n) any bad debt loss, rent loss or reserve for bad debt or rent loss;

     (o) legal or other fees, audit fees, leasing commissions, advertising expenses and other costs incurred in connection with the original development or original leasing of the Shopping Center or future re-leasing of the Shopping Center as well as all other advertising and promotional costs, disputes with other tenants and third parties;

     (p) costs of repairing or restoring any portion of the Shopping Center damaged or destroyed by any casualty or peril whether insured, uninsured or uninsurable; or

     (q) costs in connection with the clean-up or removal of hazardous materials, unless the need for such clean-up or removal is caused by Tenant.

     Section 14.02. Calculation and Payment. Tenant's pro-rata share of the Operating Costs shall be that portion of such Operating Costs which the Gross Leasable Area of the Leased Premises bears to the total gross leasable area in the Shopping Center. Tenant shall pay on a monthly basis its pro rata share of the Operating Costs for each Lease Year or Fractional Lease Year during, the calendar month, in advance, in any amount estimated by the Landlord as provided in this Section. Landlord's estimate shall be made on the basis of the most recent Annual Operating Cost Statement, if available, adjusted to reflect reasonably anticipated increases or decreases of Operating Costs. An Annual Operation Cost Statement prepared by Landlord in accordance with generally accepted accounting principles shall be provided by Landlord to Tenant not later than March 1 of each calendar year setting forth in reasonable detail the actual Operating Costs paid or incurred by Landlord in the next preceding twelve-month period ending December 31 and thereupon there shall be an adjustment between Landlord and Tenant with Tenant's payment to Landlord or repayment by Landlord as may be required to the end that Landlord shall receive the entire amount of Tenant's pro rata share of such Operating Costs and not more. The dates of any such statements may, at the option of the Landlord, be subject to change. If Tenant does not agree with Landlord's statement of Additional Rent, then Tenant shall have the right, if written notice of the nature and extent of such disagreement is given to Landlord not later than thirty (30) days following receipt of such statement by Tenant, and Landlord and Tenant are unable to resolve such disagreement by negotiation, to cause an audit to be made of Landlord's records concerning Operating Expenses by an independent certified public accountant designated by Landlord from a list of not less than three (3) such accountants provided by Tenant, as the expense of Tenant, unless such audit discloses an error in excess of ten percent (10%) in the computation of Additional Rent, in which event such audit shall be at the expense of Landlord. The results of such audit shall be binding upon Landlord and Tenant. If no such notice is received by Landlord within thirty (30) days following receipt of a statement of Additional Rent by Tenant, then such statement shall be conclusively deemed to have been approved and accepted by Tenant. Pending resolution of any dispute with respect to statements and, if it shall be finally determined that any portion of such sums was not properly due, Landlord shall immediately refund the appropriate sum to Tenant.

                                ARTICLE XV
                         ACCESS TO LEASED PREMISES

    Tenant shall permit Landlord, or Landlord's agents, to enter upon the Leased Premises at reasonable times during Tenant's business hours and upon reasonable advance notice of at least twenty-four (24) hours for purposes of inspecting the Leased Premises or performing any services required of Landlord hereunder or for purposes of showing the Leased Premises to potential and/or existing mortgagees, purchasers and prospective tenants. The foregoing notwithstanding, Landlord is not required to give notice to Tenant in the event Landlord must enter the Leased Premises because of emergency circumstances. In the exercise of its rights hereunder, Landlord shall (i) minimize disruption to or interference with Tenant's permitted use of the Leased Premises and
(ii) maintain the confidentiality of Tenant's books. records and information located on or within the Leased Premises and Tenant's relationship with Tenant's employees, clients and customers. Landlord, or Landlord's agents, shall exercise Landlord's rights hereunder only when accompanied by an agent of Tenant.

                                ARTICLE XVI
                    LIMITATION OF LANDLORD'S LIABILITY

    Tenant agrees that Tenant shall look solely to Landlord's interests in and to the Shopping Center, subject to prior rights of any mortgagee of the Shopping Center, for solicitation of any judgment (or other judicial process) requiring payment of money by Landlord in the event of default or breach by Landlord of any of the covenants, terms or conditions of this Lease to be observed or performed by Landlord, and that no other assets of Landlord shall be subject to levy, execution, or of the process for satisfaction of Tenant's remedies. The term "Landlord", as used in this Lease in relation to covenants, agreements, and conditions to be observed and performed by Landlord, shall be limited to mean and include only the owner or owners from time to time of Landlord's interest in this Lease. In the event of any transfer or transfers of such interest (except a transfer for security), Landlord named herein (or the transferor, in the case of a subsequent transfer) shall, after the date of such transfer, be released from all personal liability for performance of any covenant, agreement, and conditions shall bind Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

                               ARTICLE XVII
                               MISCELLANEOUS

    Section 17.01. Security Deposit and Security Interest. Tenant shall, upon execution of this Lease, deposit with Landlord a security deposit of $5,035. Landlord shall not be liable for any interest on the Security Deposit which is made to secure the performance by Tenant of the terms and covenants of their Lease. Landlord may apply this security deposit in whole or in part to any past due rent or to defray any moving damage or loss sustained by Landlord as a result of a breach of this Lease by Tenant. To the extent used the security deposit must be replenished by Tenant upon demand. To the extent not used by Landlord the security deposit will be returned to Tenant following termination of the Lease. Landlord may deliver the security deposit to any purchaser or other transferor of the Shopping Center thereupon shall be released from further obligations with respects to such deposit. Landlord shall not be required to hold the security deposit in a separate account but may coincide it with Landlord's other funds.

    Section 17.02. Assignment and Subletting. Tenant shall not assign this Lease or sublet the whole or any part of the Leased Premises, or permit any other persons. including concessionaires or licensees, to occupy the same without the prior written consent of Landlord. Such consent shall not be implied from references in this Lease to assignees, sublessees, concessionaires, or licensees. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the requirement for such consent to any subsequent assignment or subletting. Any such assignment or subletting, even with the consent of Landlord, shall not relieve Tenant from liability for payment of rent or other sums herein provided or from the performance of any other obligations under this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any transfer of this Lease by operation of law (including, but not limited to, a transfer as a result of a merger, consolidation, or liquidation of Tenant if Tenant is a corporation) shall constitute an assignment for purposes of this Lease. Notwithstanding the foregoing, Tenant shall be entitled to transfer and assign this Lease to its wholly-owned subsidiary, Heartland Community Bank, so long as such bank has a minimum capital of $7,500,000 and executes assumption documents acceptable to Landlord. In such event, Heartland Bancshares, Inc. shall be released from this Lease.

     An assignment, in the case of a corporation. shall be deemed to include any sale or transfer, whether by operation of law or otherwise, of greater than thirty percent (30%) of the outstanding shares of the corporation or in the event the present shareholder shall, singly or collectively, cease to own, directly or indirectly, the controlling interest in the voting shares of Tenant. An assignment in the case of a partnership shall be deemed to include any sale, transfer, assignment, or pledge which has the effect that the present partners shall, singly or collectively, cease to own, directly or indirectly, the controlling interest or a majority of the partnership Interests in Tenant.

     Without in any way limiting Landlord's right to refuse to give consent to any assignment of subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's discretion and opinion the proposed use of the Leased Premises or quality of merchandising operation in the Leased Premises is or may be in any way adversely affected, or if the financial worth of the proposed next occupant is less than that of Tenant. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing, or concession agreement, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

     Section 17.03. Estoppel Certificates. Prior to opening the Leased Premises for business, Tenant shall deliver to Landlord a written statement in recordable form certifying (if such is the case) that Landlord has completed construction of the improvements constituting part of the Leased Premises in accordance with its obligations contained herein, that Tenant has accepted possession of the Leased Premises, that this Lease is in full force and effect and has not been assigned, modified, supplemented, or amended, and indicating the Commencement Date and the dates to which the Minimum Rent and other charges have been paid in advance, if any. At any time and from time to time, Tenant agrees, within ten (10) days of any request in writing from Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing certifying, if this be the fact, that this lease is unmodified, in full force and effect, and there are no defenses or offsets thereto (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the Minimum Rent and any other additional rentals have been paid.

     Section 17.04. Subordination and Attornment. Tenant shall upon Landlord's request subordinate this Lease to the lien of any mortgage now or hereafter placed upon Landlord's interest in the Leased Premises are a pan or upon any buildings hereafter placed upon the land of which the Leased Premises form a pan. In addition, upon the request of Landlord, Tenant will subordinate its rights hereunder to the lien of any mortgage or mortgages or the lien or security interest from any other method of financing or refinancing (hereafter collectively referred to as "Mortgage") now or hereafter against the land, Landlord's interest therein, or the Leased Premises and the buildings now or thereafter built or to be built in the Shopping Center, and to all renewals, modifications, replacements, consolidations, and extensions thereof. Tenant shall execute and deliver, upon demand, such further instrument or instruments subordinating this Lease to the lien of any such Mortgage provided any subordinating shall be upon the express condition that this Lease and any extension or renewal thereof shall remain in full force and effect during the term of the Lease, notwithstanding any default in the payment and performance of such mortgage and notwithstanding any foreclosure proceedings with respects hereto, providing however, that Tenant shall perform all of the terms, covenants, and conditions of this Lease by it undertaken to be performed. Tenant shall, in the event that any proceedings are brought for the foreclosure of any Mortgage made by Landlord covering that Leased Premises, attorn to the purchaser upon such foreclosure and recognize such purchaser as landlord under this Lease; provided, however, notwithstanding the foregoing language in this Section 17.04, if the holder of any such mortgage(s) shall take title to the Leased Premises through foreclosure of any such mortgage(s) or deed in lieu of foreclosure, Tenant's use, possession and enjoyment of the premises shall not be disturbed, and this Lease shall continue in full force and effect as long as Tenant is not in default, and this I.ease shall automatically become a lease directly between any successor to Landlord's interest, as landlord and tenant.

     Section 17.05. Covenant of Quiet Enjoyment. Landlord agrees that if Tenant performs all the covenants and agreements herein provided to be performed by Tenant, Tenant shall, at all times during the Lease Term, have the peaceable and quiet enjoyment of possession of the Leased Premises without any manner of hindrance from Landlord or any persons claiming under Landlord. This Lease does not guarantee a continuance of light and air over the Leased Premises or any property adjoining the Leased Premises.

     Section 17.06. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent; nor shall any endorsement or statement on the check or letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided in this Lease.

     Section 17.07. No Option. The submission of this Lease for examination by Tenant shall not constitute a reservation of or option for the Leased Premises. This Lease shall become effective as Lease only upon execution and delivery thereof by Landlord and Tenant.

     Section 17.08. Memorandum of Lease. All parties hereto shall not record this Lease, but each party shall execute upon request of the other a "Memorandum of Lease" suitable for recording.

     Section 17.09. Relationship of Parties. Nothing contained herein, including, but not limited to, the method of computing rent, shall be deemed or construed by the parties hereto, or by any third party, as creating between the parties hereto the relationship of principal an agent, partnership, joint venture, or any relationship other than the relationship of landlord and tenant.

     Section 17.10. Waivers. No waivers of any covenant or condition or the breach of any covenant or condition of this Lease shall be deemed to constitute a waiver of any subsequent breach of such covenant or condition, nor justify or authorize a non-observance upon any occasion of such covenant or condition or any other covenant or condition, nor shall the acceptance of rent by Landlord at any time when Tenant is in default of any covenant or condition be construed as a waiver of such default or Landlord's right to terminate this Lease on account of such default.

     Section 17.11. Severability. The invalidity or unenforceability of any particular provision of this Lease shall not affect the other provisions, and this Lease shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

     Section 17.12. Benefit of Persons Affected. This Lease and all of the terms and provisions hereof shall inure to the benefit of and be binding upon, the respective heirs, executors, administrators, successors and assigns of Landlord and Tenant except as otherwise expressly provided herein.

     Section 17.13. Construction. This Lease shall be governed in accordance with the laws of the State of Indiana. Whenever in this Lease a singular word is used, it shall also include the plural wherever required by the contract and vice versa. All references in this Lease to periods of days shall be construed to refer to calendar, not business, days. The captions in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions of this Lease. Any exhibits hereto are incorporated by reference and made a part hereof with the same effect as if set out in full herein.

     Section 17.14. Entire Agreement, Amendments. This instrument contains the entire agreement between the parties hereto with respect to the subject matter hereof. All representations, promises and prior or contemporaneous undertakings between such parties are merged into and expressed in this instrument, and any and all prior agreements between such parties are hereby canceled. The agreements contained in this instrument shall not be amended, modified, or supplemented except by a written agreement duly executed by both Landlord and Tenant.

     Section 17.15. Notices. Any notice, demand, consent or waiver required or permitted to be given or served by either party to this Lease shall be in writing and shall be deemed to have been duly cloven if delivered in person or sent by United States certified or registered mail, return receipt requested, addressed to the other party as follows:


           Landlord:              Greg Allen and Associates
                                  1700 West Smith Valley Rd. Suite B-1
                                  Greenwood, IN 46142

           Tenant:                Heartland Bancshares, Inc.
                                  P.O. Box 469
                                  Franklin, Indiana 46131

Any party may change its address for notice from time to time by serving notice on the other party as provided above. The date of service of any notice served by mail shall be the date upon which such notice is deposited in a post office of the United States Postal Service.

     Section 17.16. Counterparts. This Lease may be executed in separate counterparts, each of which when so executed shall be an original, but all of such counterparts shall together constitute one and the same instrument.

     Section 17.17. Broker. Tenant covenants, warrants and represents that no broker, was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker, except concerning the leasing of the Leased Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith including, without limitation, attorneys' fees and expenses arising out of any conversations or negotiations had by Tenant with any broker

     Section 17.18. Canopy Sign. Tenant shall install a sign acceptable to Landlord on the front of the Leased Premises and the south side of the Leased Premises, neither sign to exceed 26 feet in length, prior to opening for business. Tenant will not erect any signs except in conformity with the Shopping Center Sign Criteria set forth in the attached Exhibit "_____".

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

                                       J.    GREG ALLEN d/b/a/
                                       J.    GREG ALLEN & ASSOC.

                                       BY: /s/ J. Gregg Allen
                                       J. GREG ALLEN

                                                       'Landlord"


                                       HEARTLAND BANCSHARES, INC.


                                       By: /s/ Steven L. Bechman
                                       Steven L. Bechman, President

                                                       "Tenant"

STATE OF INDIANA      )
                      ) SS:
COUNTY OF JOHNSON     )

     Before me, a Notary Public in and for said County and State, personally appeared J. Greg Allen, d/b/a Greg Allen & Assoc., who acknowledged the execution of the foregoing Lease, and who, having been duly sworn, stated that any representations contained therein are true.

     Witness my hand and Notarial Seal this 6th day of Sept., 1997.

My Commission Expires:                 /s/ Michael J. Watkins
                                       Notary Public
                                       Printed:  MICHAEL J. WATKINS
10-28-97                               Resident of Johnson County

STATE OF INDIANA      )
                      ) SS:
COUNTY OF JOHNSON     )

     Before me, a Notary Public in and for said County and State, personally appeared Steven L. Bechman, the President of Heartland Bancshares, who acknowledged the execution of the foregoing Lease for and on behalf of said Heartland Bancshares, and who, having been duly sworn, stated that any representations contained therein are true.

     Witness my hand and Notarial Seal this 6th day of Sept., 1997.


My Commission Expires:                 /s/ Michael J. Watkins
                                       Notary Public
                                       Printed:  MICHAEL J. WATKINS
10-28-97                               Resident of Johnson County



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